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                       EXHIBITS FOR S-1 REGISTRATION STATEMENT
                         OF METRO INFORMATION SERVICES, INC.


EXHIBIT 5.1 OPINION OF CLARK & STANT, P.C., A VIRGINIA PROFESSIONAL CORPORATION, AS TO THE LEGALITY OF THE SHARES BEING REGISTERED.


                                FORM OF LEGAL OPINION


                                 CLARK & STANT, P.C.
                           Attorneys and Counselors at Law
                               900 One Columbus Center
                            Virginia Beach, Virginia 23462
                               Telephone (757) 499-8800
                               Facsimile (757) 473-0395



                                                           ______________, 199__



Metro Information Services, Inc.
607 Lynnhaven Parkway
Virginia Beach, VA 23452

Ladies and Gentlemen:


    This opinion is furnished to you in connection with a Registration Statement on Form S-1 dated November 21, 1996 (S.E.C. File No. 333-16585), as amended by Amendment No. 1 dated December 12, 1996 and Amendment No. 2 dated January 6, 1997 (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of an aggregate of 3,565,000 shares of common stock, $0.01 par value per share (the "Shares"), of Metro Information Services, Inc., a Virginia corporation (the "Company"), of which 2,300,000 shares are to be offered by the Company and 800,000 shares are to be offered by the principal shareholder of the Company (the "Selling Shareholder") and 465,000 shares are to be offered by certain other shareholders of the Company (together with the Selling Shareholder, the "Selling Shareholders") under an over-allotment option granted by those certain shareholders to the Underwriters (as defined below). The Shares are to be sold by the Company and the Selling Shareholders pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Shareholders and Robert W. Baird, Incorporated, J.C. Bradford & Co. and The Robinson-Humphrey Company, Inc., as representatives of the several underwriters named in the Underwriting Agreement (the "Underwriters").

    We have acted as counsel for the Company and as special counsel for the Selling Shareholders in connection with the sale by the Company and the Selling Shareholders of the Shares. As to matters of

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fact material to our opinions, we have examined and relied on (i) signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission, (ii) the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (iii) copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and (iv) originals, or copies certified to our satisfaction, of such records of meetings of the directors and shareholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

    In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

    Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company and to be sold by the Selling Shareholders have been duly authorized by all necessary corporate action of the Company and, when issued and sold by the Company and sold by the Selling Shareholders in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

    We consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." We also consent to the incorporation by reference of this opinion in any subsequent registration statement for the same Offering that may be filed under Rule 462(b) of the Act.

    It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                        Very truly yours,



                        CLARK & STANT, P.C.